Exhibit 10.2

Form of Promissory Note

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. IN ADDITION, THE TRANSFERABILITY OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED AS SET FORTH IN SECTION 4 HEREOF.

No:

MATTERSIGHT CORPORATION

Promissory Note

$	December , 2011

FOR VALUE RECEIVED, the undersigned, MATTERSIGHT CORPORATION, a Delaware corporation (the “Company”), hereby promises to pay to             (the “Holder”), the principal sum of              Dollars and             Cents ($            ) (the “Principal”), in accordance with the terms and conditions hereinafter set forth.

SECTION 1. Payments of Principal and Interest.

(a) Interest Rate. The Note shall bear and accrue simple interest (“Interest”) on the outstanding Principal (computed on the basis of a 365-day year and actual days elapsed) at the rate of 7% per annum (the “Interest Rate”). Upon the occurrence and during the continuation of any Event of Default hereunder the Principal and any accrued and unpaid Interest thereon shall bear interest at the rate otherwise applicable thereto plus 2% per annum until this Note shall have been paid in full in cash (the “Default Rate”); provided that nothing in this Section 1(a) shall be deemed a waiver of payment in full in cash on or before the Maturity Date.

(b) Payments. Payments of Principal of and Interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by the Holder or such other place as the Holder shall have designated by written notice to the Company. Interest shall be paid in arrears on the Maturity Date.

(c) Maturity Date. Subject to Sections 3(c) and 6 hereto, the full amount of Principal then-outstanding and all accrued but unpaid Interest hereunder shall be due and payable on December 31, 2012 (the “Maturity Date”).

(d) Prepayment. The Company may, at its sole option at any time, prepay this Note, without penalty or premium, in whole or in part, together with Interest on the Principal so prepaid to the date of such prepayment.

SECTION 2. The Notes. The Company issued this Note in connection with the Purchase and Settlement Agreement, dated December 19, 2011 (the “Purchase and Settlement Agreement”), by and among the Company and the Sellers (as defined therein) that provides for the Company to issue notes in the aggregate principal amount of $            . The notes issued in connection with the Purchase and Settlement Agreement, including this Note, are herein referred to collectively as the “TCV Notes”. All payments made on the TCV Notes shall be paid ratably based upon the outstanding principal amount of each of the notes.

SECTION 3. Covenants of the Company.

(a) Restricted Payments. So long as any Principal or Interest is outstanding on the Note, the Company hereby covenants and agrees that it shall not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations, or securities on account of any stock or stock equivalent, except that the Company may declare and pay regularly scheduled dividends on the Company’s 7% Series B Convertible Preferred Stock (the “Series B Stock”), or (ii) purchase, redeem, or otherwise acquire for value any stock or stock equivalent of the Company now or hereafter outstanding, except that the Company may (A) repurchase up to 200,000 shares of Series B Stock for a price not to exceed $8.60 per share plus an amount equal to the accrued but unpaid dividends on the Series B Stock as of the date of redemption, and (B) make repurchases of stock or stock equivalents of the Company from directors, officers or employees of the Company, deemed to occur upon the exercise of equity incentive awards, to the extent such deemed repurchases fund the exercise price or tax obligations relating to such equity incentive award.

(b) Limitation on Indebtedness. So long as any Principal or Interest is outstanding on the Note, the Company shall not create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the TCV Notes and Indebtedness not to exceed $2,000,000 in the aggregate at any time outstanding. “Indebtedness” means, all obligations of the Company for borrowed money and all obligations of the Company evidenced by bonds, debentures, notes, loan agreements, or other similar instruments. For the avoidance of doubt, this Section 3(e) does not limit or restrict the Company’s ability to incur capital or operating lease obligations.

(c) Limitations on Equity Issuances. So long as any Principal or Interest is outstanding on the Note, within five (5) business day of the receipt by the Company of net proceeds from the issuance of equity or equity equivalents (including any capital contribution), the Company shall apply fifty percent (50%) of such net proceeds to the prepayment of Principal and Interest on each of the TCV Notes, on a pro rata basis.

SECTION 4. Non-Negotiability; Non-Transferability.

This Note shall not be negotiable, assignable, or transferable, except in the event of the liquidation of the Holder, to the Holders’ successors, assigns, executors, administrators, or duly appointed legal representatives, as applicable; provided upon any assignment, any successor in interest or subsequent holder shall comply with the provisions of Section 6 hereto, or such transfer shall not be effective.

SECTION 5. Event of Default.

(a) Event of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i) Payment Default. The Company fails to pay Principal and/or Interest on the Note, when and as the same shall become due and payable, whether at the Maturity Date, or by acceleration, or otherwise.

(ii) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian for itself or all or substantially all of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its creditors, (D) be dissolved or liquidated, (E) commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or (F) take any action for the purpose of effecting any of the foregoing; or

(iii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator, or custodian for the Company or all or substantially all of its property, or an involuntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency, or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not have been dismissed or discharged within thirty (30) days after commencement; or

(iv) Breach of Note. The Company breaches in any material respect any representation, warranty, covenant, or other term or condition of this Note; provided that, if such breach is capable of being cured, such breach shall have continued for a period of at least thirty (30) consecutive calendar days after the earlier of the date on which written notice thereof has been delivered by the Holder to the Company or by the Company to the Holder. For the avoidance of doubt, any breach by the Company in any material respect of any representation, warranty, covenant or other term or condition of this Note that is not capable of being cured shall be deemed to have occurred at the time of such breach.

(b) Notice of Breach or Event of Default. The Company shall notify the Holder in writing within ten days after the occurrence of any breach of representation, warranty, covenant or other term or condition of this Note or any Event of Default and ten days prior to the occurrence of any Change in Control.

(c) Rights of the Holder upon an Event of Default. Upon the occurrence or existence of an Event of Default set forth in 5(a), unless such Event of Default is waived by the Holder in writing, immediately and without notice, all outstanding obligations owing from the Company hereunder, including, without limitation, all Principal and accrued Interest hereunder, shall automatically become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power, or remedy granted to it by this Note or otherwise permitted to it under applicable law, either by suit in equity or by action at law, or both.

SECTION 6. Waivers; Amendments; Assignments. None of the provisions of this Note may be waived, amended, supplemented, or otherwise modified without the written consent of the Company and the Holder. An assignment of this Note by the Holder may be effectuated only upon surrender of the original Note to the Company followed by either reissuance of this Note to the new Holder or the issuance of a new instrument to such new Holder by the Company. The Company shall not be obligated to recognize any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, group, or other entity (a “Person”) other than the registered Holder as having an interest in this Note, despite any notice to the contrary, unless the provisions of this Section 6 have been complied with.

SECTION 7. Change in Control. All Principal and Interest shall immediately become due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived, upon the occurrence of a Change in Control. For purposes of this Note, a “Change in Control” shall be deemed to occur upon: (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger, or reorganization, or any transaction or series of related transactions (including, without limitation, any sale, issuance, transfer or other disposition of stock or stock equivalents) to which the Company is a party in which the stockholders of the Company immediately prior to the first such transaction own, after giving effect to such transactions, less than 50% of the Company’s voting power immediately after such transaction or series of transactions, or in which in excess of 50% of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (b) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company.

SECTION 8. Fees and Expenses. Each party is liable for the expenses of its respective attorneys and advisors in connection with this Note and the transactions contemplated hereby; provided, however, that the Company shall pay all reasonable costs and expenses incurred by or on behalf of the Holder in connection with the Holder’s exercise of any or all remedies under this Note following the occurrence and continuation of an Event of Default, including, without limitation, reasonable attorneys’ fees.

SECTION 9. Extension of Maturity. Should any payment date occur on a day other than a business day, such payment date shall be extended to the next succeeding business day, and, in the case of Principal, Interest shall be payable thereon at the rate per annum herein specified during such extension. The term “business day” shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in Chicago, Illinois are not required to be open.

SECTION 10. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to the Holder and its respective successors, assigns, heirs, executors, administrators, and duly appointed legal representatives, as applicable, who shall succeed to the Holder’s rights and obligations in, to, and under this Note pursuant to Section 4 hereof.

SECTION 11. Governing Law. This Note will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its choice of law rules.

SECTION 12. Consent to Jurisdiction, Etc. The Company and the Holder agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall be brought only to the exclusive jurisdiction of the Courts of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the federal courts located in the State of Delaware, and each of the Company and the Holder hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding in any such court or that any such suit, action, or proceeding which is brought in any such court has been brought in an inconvenient forum. The Company and the Holder agree that, after a legal dispute is before a court as specified in this Section 12, and during the pendency of such dispute before such court, all actions, suits, or proceedings with respect to such dispute or any other dispute, including without limitation, any counterclaim, cross-claim, or interpleader, shall be subject to the exclusive jurisdiction of such court. Process in any such suit, action, or proceeding may be served on either the Company or the Holder anywhere in the world, whether within or without the jurisdiction of any such court. Each of the Company and the Holder hereto agrees that a final judgment in any action, suit, or proceeding described in this Section 12 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

SECTION 13. Waiver of Jury Trial. THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

SECTION 14. Notices. All notices, requests, demands and other communications regarding this Agreement shall be in writing and delivered in person, sent by facsimile, sent by electronic mail or sent by Registered or Certified U.S. Mail, Postage Prepaid, Return Receipt Requested, and properly addressed as follows:

To the Company:

Mattersight Corporation

200 South Wacker Drive

Suite 820

Chicago, IL 60606

Fax: (775) 252-9987

Attention: Kelly D. Conway

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL 60601

Fax: (312) 558-5700

Attention: Steven J. Gavin, Esq.

To Holder:

C/o Technology Crossover Ventures

528 Ramona Street

Palo Alto, California 94301

Fax: (650) 614-8222

Attention: Carla S. Newell

With a copy (which shall not constitute notice) to:

Richards, Layton & Finger, P.A.

920 N. King Street

Wilmington, Delaware 19801

Fax: (302) 498-7772

Attention: Gregory V. Varallo

Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if sent by facsimile, on the date of proof of transmission; if sent by electronic mail, on the date of proof of receipt; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

SECTION 15. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Company and the Holder waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date set forth above.

MATTERSIGHT CORPORATION

By:
Name: Kelly D. Conway
Title: President and Chief Executive Officer